EXHIBIT 10.25

DOMAIN NAME PURCHASE AGREEMENT

This Domain Name Purchase Agreement (the “Agreement”) is entered into effective August 16, 2012 (the “Closing Date”) by and between John Thalacker, an individual, dba Traffico (the “Seller”) and Brad Nelms, an individual (the “Buyer”).  Each of the Seller and the Buyer may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the owner of the domain name known as www.manufacturedhomes.com (the “Domain Name”);

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Domain Name on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, the Domain Name.

2. The purchase price for the Domain Name shall be One Hundred Thirty Thousand Dollars ($130,000.00) (the “Purchase Price”), payable at Closing.  The closing (“Closing”) shall take place on August 16, 2012, or such date that the parties shall agree (the “Closing Date”).

On the Closing Date, the Seller will transfer to Escrow.com, free and clear from any and all liens and encumbrances other than those created by the escrow, all right, title and interest in and to the Domain Name, including any trademark rights associated with the Domain Name and all internet traffic to the Domain Name, in accordance the terms of a written escrow agreement acceptable to the Parties.

3. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) upon personal delivery if deposited with a recognized courier with written verification of receipt. All communications shall be sent as follows:

If to Seller:	John Thalacker
dba Traffico
1543 W. 4th Street
Irving, TX 75060
thalacker@verizon.net

If to Buyer:	Brad Nelms
25422 Trabuco Road #105
Lake Forest, CA 92630
BWNelms@gmail.com

or at such other address as the Seller or Buyer may designate by ten (10) days advance written notice to the other Party hereto.

4. This Agreement sets forth the entire understanding of the Parties and supersedes any prior agreement or understanding relating to the subject matter hereof.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

5. Neither Party may assign, sell, transfer or otherwise convey, pledge or encumber any of its rights, obligations or interests under this Agreement without the prior written consent of the Party.

6. Except as otherwise provided herein, the provisions hereof shall insure to the benefit of, and be binding upon, the successor, assigns, heirs, executors and administrators of the Parties hereto

7. This Agreement shall be governed by and construed in accordance with the laws of the State of California.  In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void in any jurisdiction to be unenforceable or void in any jurisdiction, the other provisions of this Agreement shall remain in full force and effect under applicable law and shall be construed in order to effectuate the purpose and intent of this Agreement.  Any action brought by any party hereto shall be brought in the courts located in Orange County California.

8. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Seller”	“Buyer”

/s/ John Thacker	/s/ Brad Nelms
John Thalacker, an individual	Brad Nelms, an individual